Exhibit 99.1

RENNOVA HEALTH, INC. PROVIDES Q3 2022 PERFORMANCE UPDATE

WEST PALM BEACH, Fla. (Oct 20, 2022) – Rennova Health, Inc. (OTC: RNVA) Chief Executive Officer Seamus Lagan recently joined Stock Day host Everett Jolly to provide an update on Q3 2022 performance, and other activities.

Jolly began the interview by referring to the previous quarterly reports and asked if the Company expected a positive report for the third quarter. Lagan responded by confirming a continued improvement in admissions and cash collections and estimated net revenues for the 3rd quarter were over $4,000,000, making it the best quarter in the past few years.

Jolly asked if there was any further progress from the previous press release on the proposed behavioral health services initiative. Lagan confirmed that new management were finalizing a plan to open the new business in phases, starting with detox and residential care utilizing available space at the Company’s Big South Fork Hospital, using another available building on the same hospital’s campus for outpatient services and then considering long-term options to utilize part of the space at the Company’s closed Jamestown Hospital facility.

Jolly then asked for an update on InnovaQor, Inc. and the plans after the sale of the Company’s software division to InnovaQor. Lagan confirmed that InnovaQor had recently became a fully reporting public company and was in the process of changing its trading symbol (currently VMCS). He further confirmed the intention of InnovaQor to raise capital to execute on its business plan and confirmed that Rennova was considering the options and timing to distribute some of the shares it owned in InnovaQor, to its shareholders.

Jolly ended the interview by asking Lagan what message he would like the Company’s shareholders to take away from the interview. Lagan responded by saying that he believed the most recent quarters demonstrate a continued improvement in the operations and an ongoing reduction in losses from previous years. He said that he believed this trend would continue.

To hear Seamus Lagan’s entire interview, follow the link to the podcast here:

https://audioboom.com/posts/8177068-rennova-health-inc-is-featured-on-a-the-stock-day-podcast

About Rennova Health, Inc.

Rennova Health, Inc. (“Rennova,” the “Company,” “we”, “us”, “its” or “our”) is a provider of health care services. The Company owns one operating hospital in Oneida, Tennessee known as Big South Fork Medical Center, a hospital located in Jamestown, Tennessee that it plans to reopen, a physician’s practice in Jamestown, Tennessee that it plans to reopen and a rural clinic in Kentucky. For more information, please visit www.rennovahealth.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Rennova Health

561-855-1626

info@rennovahealth.com